AMENDMENT NO. 24 TO
PARTICIPATION AGREEMENT AMONG
AEGON/TRANSAMERICA SERIES FUND, INC.,
TRANSAMERICA LIFE INSURANCE COMPANY,
AUSA LIFE INSURANCE COMPANY, INC.,
PEOPLES BENEFIT LIFE INSURANCE COMPANY,
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY
TRANSAMERICA LIFE INSURANCE COMPANY OF NEW YORK

Amendment No. 24 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc.,
(the "Fund"), Transamerica Life Insurance Company ("Transamerica"), AUSA Life Insurance Company, Inc.
("AUSA Life"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life Insurance
Company ("TOLIC"), Transamerica Life Insurance and Annuity Company ("TALIAC") and Transamerica Life
Insurance Company of New York ("TONY") dated July 1, 1992, as amended ("Participation Agreement").

WHEREAS, Transamerica, has registered or will register certain variable annuity contracts (the
"Policies") under the Securities Act of 1933; and

WHEREAS, Transamerica has, by resolution of its Board of Directors, duly organized and established the Separate Account VA P (the "Account"), as a segregated asset account to receive, set aside and invest assets attributable to net premiums and payments received under the Policies and such Policies will be partly funded by the Fund; and

WHEREAS, Transamerica has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940, as amended; and

WHEREAS, to the extent permitted by applicable insurance law and regulations, Transamerica intends to purchase shares in one or more of the portfolios of the Fund to fund its contracts on behalf of the Account, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this Amendment No.
24, and as Schedule A may be amended from time to time; and

WHEREAS, the Fund's Board of Directors, at a meeting held on September 9, 2002, approved resolutions to add the following three new portfolios to the Fund to be offered through the Policies: Select+
Conservative, Select+ Aggressive and Select+ Growth & Income. These portfolios will be sub-advised by
Union Planters Investment Advisors, Inc.; and

WHEREAS, the Fund intends to sell shares of the Portfolio(s) to the Policies at net asset value; and

NOW, THEREFORE, IT IS HEREBY AGREED that Transamerica, through its separate account,
Separate Account VA P, will purchase and redeem shares issued by the Fund, subject to the terms and conditions of the Participation Agreement. It is also agreed that Schedule A to the Participation Agreement is hereby amended to add the Separate Account VA P to the list of "Accounts;" to add the Flexible Premium Variable
Annuity- A to the list of"Policies;" and to add the Select+ Conservative, Select+ Aggressive and Select+
Growth & Income to the list of"Portfolios" of the Fund.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of December 2, 2002.

TRANSAMERICA LIFE INSURANCE                                                                         AEGON/TRANSAMERICA SERIES
COMPANY                                                                                                                       FUND, INC.
By its authorized officer                                                                                                  By its authorized officer

By: /s/Larry N. Norman                                                                                                  By: /s/John K. Carter
Larry N. Norman                                                                                                            John K. Carter
Title: P resident                                                                                                               Title: Vice President, Secretary
         and General Counsel

AUSA LIFE INSURANCE                                                                                             PEOPLES BENEFIT LIFE INSURANCE
COMPANY, INC.                                                                                                           COMPANY
By its authorized officer                                                                                                 By its authorized officer

By: /s/Larry N. Norman                                                                                                  By: /s/Larry N. Norman
Larry N. Norman                                                                                                             Larry N. Norman
Title: Vice President                                                                                                       Title: ExecutiveVice President

TRANSAMERlCA OCCIDENTAL LIFE                                                                      TRANSAMERlCA LIFE INSURANCE
INSURANCE COMPANY                                                                                               AND ANNUITY COMPANY
By its authorized officer                                                                                                  By its authorized officer

By: /s/Priscilla I. Hechler                                                                                                  By: /s/Priscilla I. Hechler
Priscilla I . Hechler                                                                                                             Priscilla I . Hechler
Title: Assistant Vice President and                                                                                 Title: Assistant Vice President and
Assistant Secretary                                                                                                           Assistant Secretary

TRANSAMERlCA LIFE INSURANCE
COMPANY OF NEW YORK
By its authorized officer

By: /s/Ronald L. Ziegler
Ronald L. Ziegler
Title: Vice President

AMENDED SCHEDULE A
Effective December 2, 2002
Account(s), Policy(ies) and Portfolio(s)
Subject to the Participation Agreement

Accounts:                Separate Account VA B
Separate Account VA BNY
Mutual Fund Account
Separate Account VA A
Separate Account VA C
Separate Account VA D
Retirement Builder Variable Annuity Account
AUSA Life Insurance Company, Inc. Separate Account C
Peoples Benefit Life Insurance Company Separate Account V
Legacy Builder Variable Life Separate Account
AUSA Series Life Account
AUSA Series Annuity Account
Transamerica Occidental Life Separate Account VUL-3
Separate Account VA E
Separate Account VA F
Transamerica Occidental Life Separate Account VUL-4
Transamerica Occidental Life Separate Account VUL-5
Transamerica Life Insurance and Annuity Company on behalf
of its Separate Account V A-8
Separate Account VA J
Transamerica Occidental Life Separate Account VUL-6
TA PPVUL 1
Separate Account K
Separate Account H
Separate Account G
Separate Account VA-2LNY
Separate Account V A-2L
Separate Account VL A
AES Private Placement VA Separate Account
Separate Account VA L
Separate Account VA P

Policies:                   Transamerica Landmark Variable Annuity
AUSA Landmark Variable Annuity
The Atlas Portfolio Builder Variable Annuity
Transamerica EXTRA Variable Annuity
Transamerica Access Variable Annuity
Retirement Income Builder II Variable Annuity
AUSA & Peoples- Advisor's Edge Variable Annuity
Peoples- Advisor's Edge Select Variable Annuity
Legacy Builder Plus
AUSA Financial Freedom Builder
Transamerica Elite
Privilege Select Variable Annuity
Estate Enhancer Variable Life
TransSurvivor Life Variable Universal Life
TransMark Optimum Choice Variable Annuity

AMENDED SCHEDULE A (continued)
Policies (continued):

TransUltra® Variable Universal Life
AUSA Freedom Elite Builder
AUSA Premier Variable Annuity
Immediate Income Builder II
Premier Asset Builder Variable Annuity
TransAccumulator VUL cv
AUSA Freedom Wealth Protector
Advantage V
Retirement Income Builder Variable Annuity
Retirement Income Builder III Variable Annuity
Dreyfus Advisor Advantage Variable Annuity
Dreyfus Access Advantage Variable Annuity
Dreyfus/Transamerica Triple Advantage® Variable Annuity (NY)
Dreyfus/Transamerica Triple Advantage® Variable Annuity
Transamerica Variable Life
Advisor's Edge Select Private Placement
Transamerica Preferred Advantage Variable Annuity
Flexible Premium Variable Annuity- A

Portfolios:                        AEGON/Transamerica Series Fund, Inc.
AEGONBond
Alger Aggressive Growth
Aggressive Asset Allocation
American Century International
American Century Income & Growth
BlackRock Large Cap Value
BlackRock Mid Cap Growth
BlackRock Global Science & Technology
Capital Guardian Global
Capital Guardian U.S. Equity
Capital Guardian Value
Clarion Real Estate Securities
Conservative Asset Allocation
Dreyfus Mid Cap
Dreyfus Small Cap Value
Federated Growth & Income
Gabelli Global Growth
GE U.S. Equity
Great Companies - America sm
Great Companies - Globaf
Great Companies- Technology sm
J.P. Morgan Enhanced Index
Janus Balanced
Janus Global
Janus Growth
Janus Growth II
Jennison Growth
LKCM Capital Growth
LKCM Strategic Total Return
Marsico Growth
MFS High Yield
Moderate Asset Allocation
Moderately Aggressive Asset Allocation
Munder Net50
PBHG/NWQ Value Select

AMENDED SCHEDULE A (continued)

Portfolios:                        AEGON/Transamerica Series Fund, Inc. (continued)
PBHG Mid Cap Growth
PIMCO Total Return
Protected Principal Stock
Salomon All Cap
Select+ Aggressive
Select+ Conservative
Select+ Growth & Income
T. Rowe Price Dividend Growth
T. Rowe Price Equity Income
T. Rowe Price Growth Stock
T. Rowe Price Small Cap
Third A venue Value
Transamerica Equity
Transamerica Convertible Securities
Transamerica Growth Opportunities
Transamerica Money Market
Transamerica U.S. Government Securities
Transamerica Value Balanced
Value Line Aggressive Growth
Van Kampen Active International Allocation
Van Kampen Asset Allocation
Van Kampen Emerging Growth
Van Kampen Money Market